UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

First Horizon National Corporation

(Exact Name of Registrant as Specified in its Charter)

TN	001-15185	62-0803242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, TN	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Director

(1)     On July 17, 2007, the Corporation’s Board of Directors amended the Corporation’s bylaws, increasing the number of directors from 11 to 12, as reported in Item 5.03 of this report. On July 17, 2007, the Board of Directors elected Robert B. Carter to fill the resulting vacancy, effective immediately. Mr. Carter also has been elected to the Board of Directors of the Corporation’s subsidiary, First Tennessee Bank National Association (the “Bank”). Mr. Carter was placed in Class II of the Corporation’s Board. Mr. Carter will stand for election to the Board of the Corporation by the shareholders at the April 2008 annual meeting.

(2)     There are no arrangements or understandings between Mr. Carter and any other person concerning his selection to be elected to the Board of Directors of the Corporation.

(3)     Mr. Carter has been appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Corporation’s Board of Directors.

(4)     The Bank and its subsidiaries have entered into lending transactions in the ordinary course of business with the Corporation’s executive officers, directors, and their associates, and they expect to have such transactions in the future. Such transactions have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and have not involved more than the normal risk of collectibility or presented other unfavorable features. From time to time, the Bank and its broker-dealer subsidiaries may sell securities either as agent or as principal to, and the Bank and its subsidiaries have other banking transactions (including but not limited to deposit accounts and loan-related interest rate swaps) with, the Corporation’s executive officers and directors and their associates in the ordinary course of business on terms substantially similar to those available to members of the general public. The Corporation’s executive officers and directors and their associates do not derive any special benefits from such transactions.

(5)     Mr. Carter will be eligible to participate in the Corporation’s compensation plans and programs for non-employee directors. Additional information concerning the Corporation’s plans and programs for non-employee directors is provided in the following previously-filed materials, all of which are incorporated into this item by reference:

(a)	The following section of the Corporation’s proxy statement for the 2007 annual meeting of shareholders: “Director Compensation” on pages 65-72.

(b)

Item 1.01 of the Corporation’s Current Report on Form 8-K dated October 18, 2006, as amended and supplemented by Item 8.01 of the Corporation’s Current Report on Form 8-K dated December 19, 2006, along with the Corporation’s Director Policy filed as Exhibit 10.5(n) to the December report.

Because Mr. Carter was elected in July, under the Corporation’s Director Policy he will receive three-fourths of a normal annual grant of restricted stock units for the year 2007-2008. That pro-rated RSU grant will have a grant-date value of $33,750 and will vest in 2008 in accordance with the Policy.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Amendment to Bylaws

(1)   On July 17, 2007, the Corporation’s Board of Directors amended ARTICLE THREE, Section 3.2, ARTICLE FOUR, Section 4.20, and ARTICLE EIGHT, Sections 8.2 and 8.3 of the Corporation’s Bylaws. The Bylaws are amended immediately as described below. The amended and restated Bylaws are filed herewith as Exhibit 3.2.

(2)   The primary effects of the amendments are as follows. All amendments were effective July 17, 2007.

(a)	The amendment to Section 3.2 increases the size of the Corporation’s Board of Directors from eleven to twelve persons. The increase took effect immediately upon Board approval on July 17, 2007.

(b)

The amendment to Section 4.20 authorizes the appointment of persons to the office of Limited Assistant Secretary, describes the authority of persons holding that office, and updates a reference to a standing Board committee.

(c)

The amendment to Section 8.2 clarifies that the Section’s signature authority generally does not extend to the office of Limited Assistant Secretary. The amendment to Section 8.3 extends the facsimile signature authority in that section to certain officers in addition to the Secretary.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are filed herewith:

Exhibit #	Description

3.2	Bylaws of the Corporation, as amended and restated July 17, 2007

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters will be filed as exhibits not later than the Corporation’s quarterly report on Form 10-Q applicable to the quarter ending September 30, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: July 20, 2007	By:	/s/ D. Bryan Jordan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EX-3	Bylaws of the Corporation, as amended and restated July 17, 2007